Exhibit 10.126

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER

LEASE

THIS LEASE is entered into as of January 14, 2005 by Andy Morrison Companies, Inc., d/b/a Oil Well Service Company Inc. of Rusk County, Texas (“Landlord”) and Energytec, Inc., a Newada corporation, whose address is 14785 Preston Road, Suite 550, Dallas, Texas 75254 (“Tenant”).

WITNESSETH:

In consideration of Ten Dollars ($10.00), the mutual covenants herein and for other good and valuable consideration, and intending to be legally bound hereby, Landlord and Tenant hereby agree with each other as follows:

Section 1. Premises; Tenant Affiliate. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the provisions hereof, the tract of land, together with all appurtenances and improvements thereon, owned by Landlord located in The M.J. Pru Survey A-29 and consisting of 14 acres, more or less and further described in that certain Warranty Deed dated June 3, 1992 by and between East Texas Vacume Service, grantor and Andy Morrison Companies, Inc., d/b/a Oil Well Service Company Inc., of Rusk County, Texas, grantee, and filed in the official records of Rusk County, Texas, (the “Premises”). All rights and obligations of Tenant hereunder may be enjoyed, exercised or performed by Tenant and/or any one or more Tenant Affiliates. “Tenant Affiliate” shall mean any entity controlling, controlled, controlled by, or under common control with, Tenant or any successor in interest to the whole or partial assets of Tenant.

Section 2. Term. The term of this Lease shall be for the period of one (1) year beginning on the date hereof (the “Commencement Date”), unless sooner terminated as herein provided. This lease maybe terminated by the Tenant at any time, provided that no such termination shall relieve any part of any obligation accruing prior to such termination. In addition, the Tenant has the option for each of the following five years to extend the term of the lease under the same terms, conditions and rent, on each anniversary date of this lease, and for each additional year, by providing the Landlord with written notice. Continued payment of rent to the Landlord past the renewal date(s) shall constitute sufficient written notice of exercise of option to extend for that year.

In order to be effective, any notice of termination (i) must be in writing, (ii) must specifically refer to this Lease and state that the Tenants has elected to terminate this Lease, (iii) must specifically state the date when this Lease will end, and (iv) must be signed by an Authorized Representative of the Tenant (as specified in Section 22).

Section 3. Rent. Tenant shall pay Landlord for the Premises per annum rent equal to the sum of $800.00 per month during the term of this Lease Rent shall be paid as a single annual

Payment in advance for the first year. In the event that Tenant opts to extend, rent may be paid as a single annual payment, or in twelve equal monthly installments to the account of Landlord, at the sole discretion of Tenant.

Section 4. Rent to Be Net to Landlord. The rent payable hereunder shall be net to Landlord, so that this Lease shall yield to Landlord the net annual rent specified herein during the term of this Lease without deduction for, utilities, insurance of Tenant and improvements, repairs and maintenance of the Premises. Real property and school taxes and other public assessments levied against real property generally shall be paid by Landlord.

Section 5. Use of Premises. During the term hereof, the Premises may be used by Tenant for any purposes incidental to its business.

Section 6. Taxes and Utility Expenses.

(a) During the term of this Lease, Landlord shall discharge punctually, when due, all taxes, assessments and all other governmental charges (herein referred to as “Taxes”) which during the term of this Lease shall become payable, with respect to the Premises or any part thereof, thereon or therein or any part thereof, under or by virtue of all present or future laws, ordinances, or regulations of any governmental authority whatsoever (“Applicable Law”), together with all interest and penalties thereon (all of which shall also be included in the term “Taxes” as therefore defined). All charges for water, sewer, steam, heat, gas, hot water, electricity, light and power, and other services furnished to the Premises or the occupants thereof (herein referred to as “Utility Expenses”) shall be the sole duty and obligation of Tenant.

(b) Landlord shall exhibit to Tenant satisfactory evidence of such payment of taxes upon written demand for the same by Tenant. Notwithstanding the foregoing, Tenant may pay all such Taxes if at any time the Premises or any part of thereof shall then immediately be subject to forfeiture or if Landlord shall be subject to any criminal liability arising out of the nonpayment thereof. Any such payment under this provision shall entitle Tenant to offset Taxes paid against past or future rent due, subject to an accounting to Landlord for Taxes so paid.

(c) Any refunds or rebates on account of the Texas paid by Tenant under the provisions of this Lease shall belong to the Landlord, or if received by Tenant, hold in trust and paid to Landlord forthwith.

(d) Except as specifically set forth herein, nothing herein shall require or be construed to require Tenant to pay any transfer, franchise, income, profit, excise or other taxes that are or may be imposed upon Landlord, its successors or assigns.

Section 7. Improvements, Repairs, Additions, Replacements.

(a) Tenant shall have the right, at its own cost and expense, to install on any part or all of the Premises, at any time and from time to time, improvements of any kind including but not limited to building structures for any purposes.

(b) Except as expressly provided herein, Landlord shall not be required to furnish any services or facilities or to make any improvements, repairs, or alterations in or to the Premises during the term of this Lease.

(c) Unless Tenant has purchased the Premises, on the last day or sooner termination of the term of this Lease, Tenant shall quit and surrender the Premises, and the permanent improvements then thereon, but Tenant shall have the right to remove all other items of property from the Premises, including without limitation, all buildings constructed at Tenant’s expense, and all fixtures, equipment and systems installed by Tenant at Tenant’s expense. It is understood and agreed that nothing herein shall be construed as giving Tenant’s right or option to purchase the Premises.

Section 8. Requirements of Public Authority.

(a) During the term of this Lease, Tenant shall, at its own cost, observe and comply with all Applicable Laws affecting the Premises.

(b) Tenant shall have the right to contest by appropriate legal proceedings in the name of the Tenant or, if legally required, Landlord, or both, without cost to Landlord, the validity or application of any Applicable Law, and, if by the terms of any such Applicable Law, compliance therewith legally may be delayed pending the prosecution of any such proceeding. Tenant may delay such compliance therewith until the final determination of such proceeding.

(c) Landlord agrees to execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit Tenant so to contest the validity or application of any such Applicable Law and to fully cooperate with Tenant in such contest. Tenant shall indemnify and hold Landlord harmless from any liability arising out of such documents executed pursuant to the request of Tenant.

Section 9. Covenant Against Liens. If, because of any act or omission of Tenant, any mechanic’s lien or other lien for the payment of money shall be filed against any portion of the Premises, within ninety (90) days after written notice from Landlord to Tenant of the filing thereof, Tenant shall, at its own cost, (i) cause the same to be discharged of record, or (ii) cause the same to be bonded, or (iii) provide Landlord with an owner’s title policy insuring over such lien, or (iv) escrow funds sufficient to pay the lien pending the outcome of the proceedings related thereto. In addition, Tenant shall indemnify and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims, and demands, including reasonable counsel fees, resulting therefrom.

Section 10. Assignment and Subletting. Except as otherwise provided in this Section 10, Tenant may assign, sublease, mortgage, or otherwise encumber this Lease and its rights and interests herein or hereunder (in whole or in part or parts) and may permit its subtenants likewise to do so, without requiring Landlord’s consent therefor. Tenant agrees to furnish to Landlord written notice of the assignment of this Lease within ninety (90) days thereafter, together with the name and address of the assignee. Upon any assignment of this Lease Tenant shall be deemed released from any and all obligations under this Lease to the extent such obligations are assumed by the assignee.

Section 11. Indemnity. At all times prior to the time that full and exclusive possession of the Premises is delivered to Tenant, (i) Tenant shall indemnify and save harmless Landlord from and against any all liability, damage, penalties or judgments arising from injury or death to persons or damage to property sustained by anyone on and about the Premises resulting from any act or acts or omission or omissions of Tenant, or Tenant’s officers, agents, servants, employees, contractors, or sublessees; and (ii) Landlord shall indemnify and save harmless Tenant from and against any and all liability, damage, penalties or judgments arising from injury or death to persons or damage to property sustained by anyone on and about the Premises resulting from any act or acts or omission or omissions of Landlord, or Landlord’s officers, agents, servants, employees, or contractors.

Section 12. Insurance. Landlord shall not be required to maintain any insurance on any of the improvements. To the extent Tenant desires, Tenant may keep the buildings and improvements erected by Tenant on the Premises at any time insured for the benefit of Tenant against loss or damage by fire and customary extended coverage. Tenant shall be entitled to hold all such policies or certificates thereof. All proceeds payable at any time and from time to time by any insurance company under such policies shall be payable to Tenant . Landlord shall not be entitled to, and shall have no interest in, proceeds of any such insurance or any part thereof. Landlord shall, at Tenant’s cost, cooperate fully with Tenant in order to obtain the largest appropriate recovery and execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate the same and to cause such proceeds to be paid. Tenant shall indemnify and hold Landlord harmless from any liability arising out of such consents given or actions taken at the request of Tenant.

Section 13. Eminent Domain.

(a) If the whole or any material part of the Premises shall be taken for any public or quasi- public use under any statute or by right of eminent domain or by private purchase in lieu thereof, then, at the option of Tenant, this Lease shall terminate and Tenant shall be entitled to all proceeds thereof.

(b) In the event that less than a material part of the Premises shall be taken, the Lease shall continue, and Tenant shall be entitled to the entire award.

(c) The parties hereto agree to cooperate in applying for and in prosecuting any claim for such taking.

Section 14. Utility Easements. Tenant shall have the right to enter into agreements with utility providers creating easements in favor of such parties in order to service Tenant and any subtenants of the buildings and improvements on the Premises, and Landlord agrees to consent thereto and to execute any and all documents and agreements, and to take all other actions, in order to effectuate the same, all at Tenant’s cost.

Section 15. Mortgages. During the term of this Lease, Landlord shall not have the right or power to mortgage or otherwise create any security or other lien or encumbrance upon the fee interest in the Premises, or buildings, improvements, fixtures, equipment or other property thereon, or any part thereof which would be inconsistent with the Tenant’s use of the Premises.

Section 16. Leasehold Mortgages. Tenant, only with Landlord’s prior written consent, may mortgage its interests in, to or under this Lease, of any part or parts thereof.

Section 17. Agency. In addition to any other rights that Tenant may have pursuant to this Lease, if Landlord fails to execute, acknowledge, and deliver any instrument required of Landlord to effectuate the provisions of this Lease, Tenant shall be entitled to specific performance of such obligations.

Section 18. Quiet Enjoyment.

(a) Landlord covenants that Tenant, upon observing and keeping the covenants, and conditions of this Lease on its part to be kept, shall have undisturbed use and enjoyment of the Premises during the term of this Lease.

(b) Landlord represent and warrants to Tenant that it has fee simple title to the Premises and the power and authority to execute and deliver this Lease and to carry out and perform all covenants to be preformed by it hereunder. Landlord further represents and warrants to and covenants with Tenant:

(1) That the Premises are free from all encumbrances, liens, defects in title, violations of law, leases, tenancies, easements, restrictions and agreements.

(2) That at the time of the commencement of the term, sole and undisturbed physical possession of the entire Premises will be delivered to Tenant free and clear of all liens, defects in title, encumbrances, restrictions, agreements, easements, tenancies, and violations of law.

(3) That title to the fee of the Premises shall not be conveyed unless Tenant shall provide its written consent on the instrument of conveyance.

(4) That any permitted conveyance of any interest in the Premises shall be subject to this Lease.

(5) That no party has or shall have any right to strip or surface mine any portion of the Premises and Landlord shall not grant, convey, assign or otherwise transfer any rights to oil, gas, coal, sand, gravel, clay or any similar substances or minerals in, on or under the Premises.

(6) That (i) Landlord is a validly existing corporation under the laws of the State of Texas; (ii) Landlord has all necessary power and authority to execute, deliver and perform this Lease (iii) Landlord has taken all necessary action to authorize the execution, delivery and performance of this Lease and (iv) Landlord is not a party to any contract, decree or other restriction which would interfere with or prohibit the execution, delivery and performance of any obligation under this Lease.

Section 19. Defaults.

(a) Tenant’s failure to perform any of the agreements herein contained on Tenant’s part to be performed and the continuance of such failure without the curing of same for a period of sixty (60) days after receipt by Tenant of notice in writing from Landlord specifying in detail the nature of such failure, and provided Tenant shall not cure said failure as provided in Section 19(b), shall constitute an event of default hereunder. Upon an event of default, Landlord may, at its option, give to Tenant written notice of its and election to declare the Tenant in default under this Lease, and Landlord shall have the rights and remedies set forth in this Section 19. Simultaneously with the sending of the notice to Tenant hereinabove provided for, Landlord shall send a copy of such notice to any mortgagees of the Premises or portions thereof that Tenant may identify in writing from time to time. The curing of any default within the above time limits by any of the aforesaid parties or combination thereof shall constitute a curing of any default hereunder with like effect as if Tenant had cured same hereunder. Notwithstanding anything to the contrary contained herein, in the event that any defaults of Tenant shall be cured in any manner herein provided, such defaults shall be deemed never to have occurred and Tenant’s right hereunder shall continue unaffected by such defaults.

(b) In the event that Landlord gives notice of a default of such a nature that it cannot be cured within such sixty (60) day period, such default shall not be deemed to continue so long as Tenant, after receiving such notice, proceeds reasonably diligently to cure the default and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No default shall be deemed to continue if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by any event beyond Tenant’s reasonable control.

(c) In the event Tenant is in default under this Lease and such default is not cured within any applicable time period, the Landlord shall be able to recover damages for such default as well as terminating the Lease effective immediately upon issuance of notice.

Section 20. Waivers. Failure of Landlord or Tenant to complain of any act or omission on the part of the other party, no matter how long the same may continue, shall not be deemed to be a waiver by said party of any of its rights hereunder. No waiver by Landlord or Tenant at any time, express or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Landlord or Tenant of any partial payment shall constitute on accord or satisfaction, but shall only be deemed a part payment on account.

Section 22. Notices. No notice, approval, consent, or other communication authorized or required by this Lease shall be effective unless same shall be in writing and sent postage prepaid by United States registered or certified mail, return receipt requested, directed to the party at its address set forth below, or such other address as either party may designate by notice given from time to time in accordance with this Section 22.

To Landlord:

To Tenant: Energytec, Inc, 14785 Preston Road, Suite 550, Dallas, TX 75254

Section 23. Certificates. Either party shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of the other, certify by written instrument duly executed and acknowledged to any mortgagee, or proposed mortgagee, or any other person or entity specified in such request; (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment; (b) as to the validity and force and effect of this Lease, in accordance with its tenor as then constituted; (c) as to the existence of any default thereunder; (d) as to the existence of any offsets, counterclaims or defenses thereto on the part of such other party; (e) as to the commencement and expiration dates of the term of this Lease; and (f) as to any other matters as may reasonably be so requested. Any such certificate may be relied upon by the party requesting it and any other person or entity to whom the same may be exhibited or delivered, and the consents of such certificates shall be binding on the party executing same.

Section 24. Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed, and regulated by the laws of the State of Texas.

Section 25. Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is hold invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

Section 26. Short Form Lease/Counterparts. The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a memorandum or short form of Lease, setting forth a description of the Premises, the term of this Lease and any other provisions thereof as either party may request. Either party may, at its own expense, record this Lease or such memorandum or short form in the public records of the county and state where the Premises is located. This Lease may be executed in two or more counterparts, each of which shall constitute an original, but which taken together shall constitute one and the same instrument.

Section 27. Interpretation. Wherever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and vice versa, as the context shall require. The section headings used herein are for reference and convenience only, and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The terms “Landlord” and “Tenant” whenever used herein shall mean only the owner at the time of Landlord’s or Tenant’s interest herein, and upon any sale or assignment of the interest of either Landlord or Tenant herein, their respective successors in interest and/or assigns shall, during the term of their ownership of their respective estates herein, be deemed to be Landlord or Tenant, as the case may be. This Lease was drafted by and negotiated by Landlord and Tenant jointly. This Lease and the relationship of Landlord and Tenant shall not be construed as a partnership or joint venture, but shall be construed only as Landlord and Tenant.

Section 28. Brokerage. Each of Tenant and Landlord represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and agrees to indemnify and hold the other harmless from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with it with regard to the leasing of the Premises.

Section 29. No Amendment. This agreement may not be modified or canceled except by writing subscribed by the parties.

Section 30. Successors. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

LANDLORD

By:	/s/ Illegible

Its:

STATE OF TEXAS

COUNTY OF RUSK

This instrument was acknowledged before me on the 12 day of Jan, 2005 by Don Hamilton, on behalf of said corporation.

/s/ Paula Renee Gravley
Notary Public, State of Texas

TENANT: ENERGYTEC, Inc.

By:		/s/ Don Hamilton

Its:	Agent	Don Hamilton

STATE OF TEXAS

COUNTY OF RUSK

This instrument was acknowledged before me on the 12 day of Jan, 2005 by Don Hamilton, on behalf of said corporation.

/s/ Paula Renee Gravley
Notary Public, State of Texas